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WESTWOOD, INC.
(Name of Registrant as Specified in Its Charter)
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WESTWOOD ONE, INC.
1166 Avenue of the Americas, 10th Floor
New York, NY 10036
INFORMATION STATEMENT
NOTICE OF ACTION BY HOLDERS OF A MAJORITY OF OUTSTANDING SHARES
Dear Stockholder:
We are furnishing this notice and the accompanying information statement (the “Information Statement”) to holders of shares of common stock, $0.01 par value per share (“Common Stock”), of Westwood One, Inc. pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, to notify you of the approval by written consent of the holders of a majority of our issued and outstanding Common Stock. No action is requested or required on your part.
On April 23, 2009, we completed a refinancing and recapitalization of our company and, among other things, entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) that governs our outstanding 15.00% Senior Secured Notes due July 15, 2012. On August 17, 2010, we entered into a Third Amendment to the Securities Purchase Agreement pursuant to which Gores Radio Holdings, LLC (currently our ultimate parent and beneficial owner of approximately 75.2% of our outstanding Common Stock), together with certain related entities (collectively, “Gores”), agreed to purchase, subject to certain terms and conditions, an additional $15,000,000 of our Common Stock, $5,000,000 of which was purchased on September 7, 2010 pursuant to a Purchase Agreement, dated as of August 17, 2010 between us and Gores Radio Holdings, LLC (the “2010 Purchase Agreement”) and $10,000,000 of which may be purchased by Gores on February 28, 2011 (or sooner depending on our liquidity needs and provided that we have not received net cash proceeds of at least $10,000,000 from the issuance and sale of qualified equity interests, as further described in the Securities Purchase Agreement).
Pursuant to Nasdaq Stock Market Listing Rule 5635(d)(2), if an issuer intends to issue securities in a transaction which could result in the issuance of more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of market or book value for such stock, the issuer generally must obtain the prior approval of its stockholders prior to such issuance (the “20% Rule”). Further, pursuant to Nasdaq Stock Market Listing Rule 5635(c), if an issuer intends to establish or enter into an equity compensation arrangement pursuant to which shares of the issuer’s common stock may be acquired by the issuer’s officers, directors, employees, or consultants, the issuer generally must also obtain the prior approval of its stockholders before such issuance (the “Equity Compensation Rule” and together with the 20% Rule, the “Nasdaq Rules”). The Equity Compensation Rule also applies to transactions in which officers, directors, employees, or consultants or their affiliates will acquire shares of the issuer’s common stock for less than the greater of market or book value for such stock.

The purpose of the Information Statement is to notify our stockholders that on November 29, 2010, as required by the rules of the Nasdaq Stock Market, we received a written consent from Gores, which owned as of that date 16,026,738 shares of our Common Stock, representing approximately 75.2% of the issued and outstanding shares of Common Stock, approving the issuance of up to $10,000,000 of our Common Stock to Gores at a per share price to be determined in accordance with the 2010 Purchase Agreement. The purchase price of the shares to be purchased by Gores could be less than the greater of market or book value for such stock at the time of such transaction with Gores. As a result, in order to comply with the rules of the Nasdaq Stock Market, we obtained the written consent described above. The consent that we received constitutes the only stockholder approval required for the above-described transactions under the rules of the Nasdaq Stock Market.
The Information Statement is being mailed on or about [insert delivery date], 2010, to stockholders of record as of November 29, 2010, the date of the written consent of stockholders. The information statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. Gores’ approval shall become effective on or about [insert applicable date], 2010, or approximately 20 days after we mail the Information Statement. Our board of directors is not soliciting your proxy in connection with the transactions and proxies are not being requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by holders of a majority of the outstanding shares of our Common Stock.
Important Notice Regarding the Availability of Information Statement Materials in connection with this Notice of Stockholder Action by Written Consent:
The Information Statement is available at: www.westwoodone.com.
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
Sincerely,
WESTWOOD ONE, INC.
Mark Stone
Chairman of the Board

WESTWOOD ONE, INC.
1166 Avenue of the Americas, 10th Floor
New York, NY 10036
INFORMATION STATEMENT
General
Westwood One, Inc., a Delaware corporation (which we refer to in this Information Statement as “our company”, “we”, “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our board of directors (the “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”), as permitted by our by-laws and Section 228 of the Delaware General Corporation Law, or DGCL, have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving the following action (which we refer to in this Information Statement as the “Potential Issuance”):
•
The potential issuance and sale by us to Gores Radio Holdings, LLC (currently our ultimate parent and beneficial owner of approximately 75.2% of our outstanding Common Stock), together with certain related entities (collectively, “Gores”) of up to $10,000,000 of our shares of Common Stock (the “Tranche 2 Shares”) in the second closing of a private placement transaction pursuant to the Purchase Agreement which we entered into with Gores Radio Holdings, LLC on August 17, 2010 (the “2010 Purchase Agreement”) at a per share price to be determined in accordance with, and subject to the terms and conditions of, the 2010 Purchase Agreement, the closing of which shall occur on February 28, 2011 or sooner if a majority of our independent directors determine in the good faith that we need the proceeds from the sale of such shares for liquidity purposes.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
For the other reasons more fully described below under the caption “PRIVATE PLACEMENT — Reasons for Stockholder Approval,” under Nasdaq Marketplace Rules 5635(d)(2) and 5635(c) (the “Nasdaq Rules”), the affirmative vote of the holders of at least a majority of the total votes cast is required to approve our issuance to Gores of the Tranche 2 Shares.
As of November 29, 2010, the record date for the written consent (the “Record Date”), 21,313,704 shares of our Common Stock were issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on the Potential Issuance. Gores, which owned as of that date 16,026,738 shares of our Common Stock, representing approximately 75.2% of the shares of Common Stock entitled to vote on the Potential Issuance, executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting. The consent that we received from Gores constitutes the only stockholder approvals required to approve the Potential Issuance under the rules of the Nasdaq Stock Market. Accordingly, all necessary corporate approvals in connection with the Potential Issuance have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of our company in the manner required under the Exchange Act. The general effect of the Potential Issuance is described in “PRIVATE PLACEMENT — Effects of the Private Placement.”

We are mailing the Notice of Action by Holders of a Majority of Outstanding Shares (the “Notice”) and this Information Statement to all holders of record of our Common Stock on the close of business on the Record Date. In accordance with Rule 14c-2 under the Exchange Act, the actions approved by holders of a majority of our outstanding shares of Common Stock on November 29, 2010 by written consent will not become effective until at least 20 calendar days after the date that we mail the Notice and this Information Statement to our stockholders. We expect that the Tranche 2 Shares may be purchased by Gores shortly after the effective date of the written consent described above but no later than February 28, 2011.
The DGCL does not provide for appraisal or similar statutory rights as a result of the actions being taken.
We know of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of our Common Stock.
PRIVATE PLACEMENT
Overview
In connection with the refinancing and recapitalization of our company that closed on April 23, 2009, we entered into a Securities Purchase Agreement, dated as of April 23, 2009, as amended on October 14, 2009, March 30, 2010 and August 17, 2010 (“the “Securities Purchase Agreement”), with certain holders of our then outstanding debt (the “Previous Debt Holders”) and lenders under our Credit Agreement. As part of the Credit Agreement, we have a $20,000,000 senior unsecured revolving credit facility (which includes a $2,000,000 letter of credit sub-facility) and a $20,000,000 unsecured non-amortizing term loan (collectively, the “Senior Credit Facility”).
On August 17, 2010, we amended the terms of the Securities Purchase Agreement and Senior Credit Facility, to enhance our available liquidity and ease our debt leverage covenants. As part of the August 17, 2010 amendments and the 2010 Purchase Agreement entered into in connection therewith, Gores agreed to provide us with $20,000,000 of liquidity as follows: $5,000,000 cash on or prior to September 7, 2010 (the “Gores $5,000,000 equity commitment”), a guarantee of an additional $5,000,000 for our revolving credit facility and $10,000,000 cash on February 28, 2011, or sooner depending on our liquidity needs (the “Gores $10,000,000 equity commitment”). Notwithstanding the foregoing, if we shall have received net cash proceeds of at least $10,000,000 from the issuance and sale of our qualified equity interests (as such term is defined in the Securities Purchase Agreement) to any person, other than in connection with (1) the Gores $5,000,000 equity commitment, and (2) any stock or option grant to an employee under a stock option plan or other similar incentive or compensation plan our company or upon the exercise thereof, Gores shall not be required to invest the $10,000,000.

Pursuant to the terms and conditions of the 2010 Purchase Agreement, on September 7, 2010, we issued to Gores, and Gores purchased from us, 769,231 shares of our Common Stock (the “Tranche 1 Shares”) for an aggregate purchase price of $6.50 per share for an aggregate purchase price of $5,000,001.50. In addition, Gores is conditionally committed to purchase from us the Tranche 2 Shares, the exact number of shares and purchase price per share to be determined in accordance with the terms set forth in the 2010 Purchase Agreement.
Subject to the terms of the 2010 Purchase Agreement, the consummation of the funding of the Gores $10,000,000 equity commitment may occur on the earlier of (i) February 28, 2011 or (ii) 10 trading days following the delivery of a written notice by us to Gores following the good faith determination by a majority of our independent directors that we need the proceeds from the sale of such additional shares of Common Stock for liquidity purposes. The per share purchase price of the Tranche 2 Shares will be equal to the Fair Market Value (as determined in accordance with the formula set forth in the 2010 Purchase Agreement). Under the 2010 Purchase Agreement, “Fair Market Value” is calculated using a trailing 30-day per share volume weighted average closing price of our Common Stock for the 30 consecutive trading days ended on the 10th trading day prior to the closing of such sale, subject to a $4.00 per share minimum and a $9.00 per share maximum price.
Neither we nor Gores is obligated to consummate the funding of the Gores $10,000,000 equity commitment in the event that on or prior to the closing thereof, we and our subsidiaries shall have received net cash proceeds of at least $10,000,000 in the aggregate from the issuance and sale of our qualified equity interests to any person (other than any subsidiary), other than in connection with (i) the transactions under the 2010 Purchase Agreement, or (ii) any stock or option grant to an employee of our company or any of our subsidiaries under a stock option plan or other similar incentive or compensation plan of our company or our subsidiaries, or upon the exercise thereof.
The 2010 Purchase Agreement contains limited representations and warranties that, subject to certain exceptions, generally survive for two years from the date of the closing of the sale of the Tranche 1 Shares. We have agreed to indemnify Gores (and its affiliated parties) for: (1) any breach of any of the representations, warranties or covenants made by us in the 2010 Purchase Agreement or (2) any action or proceeding brought in connection with the transactions, subject to certain exceptions set forth in the 2010 Purchase Agreement. Any payment obligation of us to Gores (or its affiliated parties) as an indemnified party is subordinate and junior in right of payment to all of our payment obligations to the Previous Debt Holders under the Securities Purchase Agreement and related restructuring agreements.
The description herein of each of (i) the Third Amendment to the Securities Purchase Agreement and (ii) the 2010 Purchase Agreement is qualified in its entirety by reference to such agreement, copies of which are filed as Exhibit 4.1 and Exhibit 10.2, respectively, to our Quarterly Report on Form 10-Q that we filed with the SEC on August 19, 2010.

Reasons for the Private Placement
Given our financial condition on June 30, 2010 and our revised projections, management believed it was prudent to renegotiate amendments to our debt agreements to enhance our available liquidity and to modify our debt leverage covenants. These negotiations resulted in the August 17, 2010 amendment described above. The terms of the Gores $10,000,000 equity commitment contemplate the purchase by Gores, in cash, of not less than $10,000,000 of new shares of our Common Stock on or prior to February 28, 2011 (or such earlier date as may be necessary to remedy any liquidity shortfall of our company on the terms and conditions set forth in the 2010 Purchase Agreement) at the purchase price described herein. Our Board has approved the Potential Issuance and recommended that our stockholders approve the Potential Issuance. The Board sought stockholder approval of the Potential Issuance at this time to maintain flexibility to complete the Potential Issuance on a timely basis if a majority of our independent directors make a good faith determination that we need the proceeds from the sale of the Tranche 2 shares for liquidity purposes prior to February 28, 2011. On [insert approval date], 2010, Gores executed a written consent pursuant to Section 228 of the DGCL and pursuant to our Certificate of Incorporation and Bylaws approving the Potential Issuance. On that date, Gores owned 16,026,738 shares of our Common Stock, representing approximately 75.2% of the issued and outstanding shares of our Common Stock.
Use of Proceeds
If the Gores $10,000,000 equity commitment is fully funded, we intend to use the $10,000,000 of proceeds to support our continuing operations and for other general corporate purposes.
Reasons for Stockholder Approval
Our Common Stock is listed on the Nasdaq Global Market and, therefore, we are subject to the Nasdaq Marketplace Rules (which we refer to in this Information Statement as the Nasdaq Rules). Under Nasdaq Marketplace Rule 5635(d)(2) (which we refer to in this Information Statement as the “20% Rule”), stockholder approval is required for an issuance or potential issuance of our Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of our Common Stock outstanding or 20% or more of the voting power outstanding before such issuance for a price less than the greater of book or market value of our Common Stock at the time of such issuance. In addition, pursuant to Nasdaq Stock Market Listing Rule 5635(c) (which we refer to in this Information Statement as the “Equity Compensation Rule”), if an issuer intends to establish or enter into an equity compensation arrangement pursuant to which pursuant to which shares of the issuer’s common stock may be acquired by the issuer’s officers, directors, employees, or consultants, the issuer generally must also obtain the prior approval of its stockholders before such issuance. The Equity Compensation Rule also applies to transactions in which officers, directors, employees, consultants or their affiliates will acquire shares of the issuer’s common stock for less than the greater of market or book value for such stock.
Since the purchase price of the Tranche 2 Shares is based on the formula described above under “PRIVATE PLACEMENT — Overview”, the price per share for the Tranche 2 Shares could be less than the greater of book or market value of our Common Stock at the time of issuance of such shares and since (i) the number of Tranche 2 Shares could theoretically be greater than 20% of the outstanding shares of our Common Stock and (ii) affiliates and designees of Gores are members of our board of directors, the issuance of such shares could potentially violate the 20% Rule and the Equity Compensation Rule. As a result, we have obtained the necessary stockholder consent through the written consent of stockholders described herein so that we can issue the Tranche 2 Shares without any further action of our Board and our stockholders, even if the price per share is less than the greater of book or market value of our Common Stock at the time of issuance of such shares.

Stockholder approval was not required for the closing of the issuance of the Tranche 1 Shares under the 20% Rule or the Equity Compensation Rule because the shares of our Common Stock issued at the closing of the Tranche 1 Shares were sold to Gores at a price per share of $6.50, which price was greater than the greater of book or market value of our Common Stock on the date of the 2010 Purchase Agreement (i.e., August 17, 2010). Stockholder approval could be required for the closing of the issuance of the Tranche 2 Shares under the 20% Rule and the Equity Compensation Rule for the reasons stated above. As described below under “Action Taken,” our requisite stockholders have approved the issuance of the Tranche 2 Shares.
Action Taken
The affirmative vote of Gores, the holder of 16,026,738 shares of Common Stock or approximately 75.2% of our outstanding shares of Common Stock entitled to vote on this corporate action, has been received in the form of a written consent in lieu of special meeting, attached hereto as Exhibit A, approving the Potential Issuance.
Effective Date of the Potential Issuance
Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the Potential Issuance will be at least 20 days after the date on which this Information Statement has been mailed to the stockholders. In the event we issue the Tranche 2 Shares to Gores, we will file a Current Report on Form 8-K with the Securities and Exchange Commission describing the transaction, including the number of shares of our Common Stock issued and the price per share paid in the transaction.
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON
If we proceed with the Potential Issuance, we will sell to Gores and Gores will purchase from us up to the full amount of the Tranche 2 Shares at a price per share equal to the Fair Market Value (as determined in accordance with the formula set forth in the 2010 Purchase Agreement and described below). Under the 2010 Purchase Agreement, “Fair Market Value” is calculated using a trailing 30-day per share volume weighted average closing price of our Common Stock for the 30 consecutive trading days ended on the 10th trading day prior to the closing of such sale, subject to a $4.00 per share minimum and a $9.00 per share maximum price. Gores is our ultimate parent company and, together with certain of its related entities, beneficially owned 16,026,738 shares of our Common Stock as of the Record Date, representing approximately 75.2% of our outstanding Common Stock as of such date. Of the ten directors that serve on our Board, six were designated by Gores and another, Mr. Nunez, was nominated by Gores to serve as an independent director. Our Board has approved the Potential Issuance and recommended that our stockholders approve the Potential Issuance. The Board sought stockholder approval of the Potential Issuance to maintain flexibility to complete the Potential Issuance on a timely basis if a majority of our independent directors make a good faith determination that we need the proceeds from the sale of the Tranche 2 shares for liquidity purposes prior to February 28, 2011. No other person who has been a director or officer of our company at any time since the beginning of the last fiscal year and no associate of any such person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Potential Issuance.

OWNERSHIP OF OUR COMMON STOCK BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of November 29, 2010, by:
•	each security holder known by our company to be the beneficial owner of more than 5% of our Common Stock;
•	each of our company’s officers and directors; and
•	all of our company’s officers and directors as a group.
Unless otherwise specified, the business address of each of the persons set forth below is 1166 Avenue of the Americas, 10th Floor, New York, New York 10036.

	Aggregate Number of Shares
	of Common Stock
	Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent

5% Holders:
Gores Radio Holdings, LLC (2)	16,026,738	75.2%
Named Executive Officers:
Roderick Sherwood (3)	7,500	*
David Hillman (4)	1,024	*
Steven Kalin	2,208	*
Gary Schonfeld (5)	916	*
Directors:
Andrew P. Bronstein (3)	—	*
Michael F. Nold (3)	—	*
Mark Stone (3) (6)	—	*
Jonathan I. Gimbel (3)	—	*
Gregory L. Bestick	—	*
Scott M. Honour (3)	—	*
Ronald W. Wuensch	—	*
H. Melvin Ming (7)	1,004	*
Emanuel Nunez (7)	1,367	*
Joseph P. Page	—	*

*	Represents less than 1% of our outstanding shares of Common Stock.

(1)
The person in the table has sole voting and investment power with respect to all shares of stock indicated above, unless otherwise indicated. Tabular information listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such person with the SEC as well as other information made available to us.

(2)
Gores Radio Holdings, LLC (“Gores Radio”) is managed by The Gores Group, LLC. Gores Capital Partners II, L.P. and Gores Co-Invest Partnership II, L.P. (collectively, the “Gores Funds”) are members of Gores Radio. Each of the members of Gores Radio has the right to receive dividends from, or proceeds from, the sale of investments by Gores Radio, including the shares of Common Stock, in accordance with their membership interests in Gores Radio. Gores Capital Advisors II, LLC (“Gores Advisors”) is the general partner of the Gores Funds. Alec E. Gores is the manager of The Gores Group, LLC. Each of the members of Gores Advisors (including The Gores Group, LLC and its members) has the right to receive dividends from, or proceeds from, the sale of investments by the Gores Entities, including the shares of Common Stock, in accordance with their membership interests in Gores Advisors. Under applicable law, certain of these individuals and their respective spouses may be deemed to be beneficial owners having indirect ownership of the securities owned of record by Gores Radio by virtue of such status. Each of the foregoing entities and the partners, managers and members thereof disclaim ownership of all shares reported herein in excess of their pecuniary interests, if any.

(3)
Each of Messrs. Bronstein, Gimbel, Honour, Nold, Page, Sherwood and Stone disclaims beneficial ownership of the securities of our company owned by Gores Radio, except to the extent of any pecuniary interest therein.

(4)
Includes 968 vested and unexercised options granted under the 1999 Stock Incentive Plan (the “1999 Plan”) and 2005 Equity Compensation Plan (“2005 Plan”) and 54 unvested shares of restricted stock (including dividend equivalents) granted under the 2005 Plan. Includes 2 shares of our Common Stock held in our company 401(k) account.

(5)	Mr. Schonfeld’s active employment with us terminated on September 7, 2010.

(6)	Mr. Stone serves as our Chairman of the Board.

(7)
Represents vested RSUs granted under the 2005 Plan. Does not include deferred RSUs which have no voting rights until shares are distributed in accordance with their terms. In connection with the conversion by Gores on July 9, 2009 of 3,500 shares of Series A-1 Preferred Stock into 517,564 shares of our Common Stock (as adjusted for the reverse stock split), a “change in control” was deemed to have occurred under the terms of our company’s 2005 Plan and in connection therewith, all previously unvested RSUs granted to Messrs. Ming and Nunez (910 and 1,185 shares, respectively) accelerated and vested in their entirety, which amounts are included above.

EXPENSE OF INFORMATION STATEMENT
The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: Westwood One, Inc., 1166 Avenue of the Americas, 10th Floor, New York, NY 10036, Attn: Secretary.
MISCELLANEOUS
Only one Information Statement is being delivered to multiple stockholders sharing the same address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (212) 641-2000 or by mail to our address at Westwood One, Inc., 1166 Avenue of the Americas, 10th Floor, New York, NY 10036, Attn: Secretary. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to the Secretary at the address and telephone number stated above.
A copy of this Information Statement is available online at www.westwoodone.com.
ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
By Order of the Board of Directors

Mark Stone
Chairman of the Board
[_____], 2010

EXHIBIT A
STOCKHOLDER CONSENT

WESTWOOD ONE, INC.
WRITTEN CONSENT OF THE
MAJORITY STOCKHOLDER
IN LIEU OF A SPECIAL MEETING
Dated as of: November 29, 2010
The undersigned (“Gores”), being the ultimate controlling stockholder of Westwood One, Inc., a Delaware corporation (the “Company”), and the beneficial owner of 16,026,738 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), representing approximately 75.2% of the Company’s outstanding Common Stock, acting pursuant to Section 228 of the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, does hereby waive all notice of the time, place and purpose of a special meeting and hereby consents and agrees to the adoption of the following resolutions, with the same force and effect as if made at a duly convened and held meeting of the stockholders of the Company:
WHEREAS, on August 17, 2010, the Company entered into certain amendments to its debt agreements, including a Third Amendment to that certain Securities Purchase Agreement that governs the Company’s outstanding 15.00% Senior Secured Notes due July 15, 2012 (the “Amendment”);
WHEREAS, pursuant to the Amendment, Gores agreed to purchase, subject to certain terms and conditions, an additional $15,000,000 of the Company’s Common Stock;
WHEREAS, Gores purchased $5,000,000 of Common Stock in a private placement transaction on September 7, 2010 pursuant to a Purchase Agreement, dated as of August 17, 2010, between the Company and Gores (the “2010 Purchase Agreement”);
WHEREAS, pursuant to the Amendment, Gores agreed to purchase an additional $10,000,000 of Common Stock (the “Tranche 2 Shares”) in a second private placement by February 28, 2011 or earlier if a majority of the Company’s independent directors made a good faith determination that the Company needs the proceeds from the sale of the Tranche 2 Shares for liquidity purposes, subject, in each case, to certain terms and conditions set forth in the Amendment (the “Second Private Placement”);
WHEREAS, the Board of Directors of the Company (the “Board”) has approved the potential issuance of the Tranche 2 Shares in the Second Private Placement on February 28, 2011 or sooner if a majority of the Company’s independent directors determine in good faith that the Company needs the proceeds from the sale of the Tranche 2 Shares for liquidity purposes;
WHEREAS, under the Nasdaq Listing Rule 5635(d), the Company generally may not issue shares of Common Stock without stockholder approval if the aggregate number of shares issued would be equal to or greater than 20% of the Company’s issued and outstanding Common Stock as of the date of issuance (the “Exchange Cap”) and the price per share is less than the greater of book or market value of such shares of Common Stock;

WHEREAS, if the Company determines to complete the Second Private Placement in accordance with the Amendment, the issuance of the Tranche 2 Shares in the Second Private Placement will exceed the Exchange Cap and may be less than the greater of book or market value of such shares of Common Stock;
WHEREAS, the Board has recommended that the stockholders of the Company approve the potential issuance of the Tranche 2 Shares in the Second Private Placement now to provide the Company with flexibility to complete the Second Private Placement in a timely manner if a majority of the independent directors determine in good faith that the Company needs the proceeds from the sale of the Tranche 2 Shares for liquidity purposes; and
WHEREAS, the approvals provided below shall be not become effective until the date that is 20 calendar days from the mailing of the information statement regarding such approvals to holders of the Company’s Common Stock pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934.
NOW, THEREFORE, BE IT:
RESOLVED, that the undersigned deems it advisable and in the best interests of the Company to issue the Tranche 2 Shares and consummate the Second Private Placement on February 28, 2011 or earlier if a majority of the Company’s independent directors make a good faith determination that the Company needs the proceeds from the sale of the Tranche 2 Shares for liquidity purposes; and be it further
RESOLVED, that the Company be, and hereby is, authorized to issue the Tranche 2 Shares to Gores in the Second Private Placement on February 28, 2011, or earlier if a majority of the Company’s independent directors make a good faith determination that the Company needs the proceeds from the sale of the Tranche 2 Shares for liquidity purposes, in accordance with the terms and conditions to be set forth in a purchase agreement that is substantially similar to the 2010 Purchase Agreement (the “Second Private Placement Purchase Agreement”); and be it further
RESOLVED, that the Board may abandon the issuance of the Tranche 2 Shares to Gores in the Second Private Placement, before or after stockholder approval thereof, without further action by the stockholders at any time prior to the closing of the Second Private Placement; and it is further
RESOLVED, that if the Second Private Placement is to be consummated and the Tranche 2 Shares are to be issued, the officers approved by the Board (the “Approved Officers”) are hereby authorized to execute and deliver the Second Private Placement Purchase Agreement, in the name and on behalf of the Company; and be it further
RESOLVED, that if the Second Private Placement is to be consummated and the Tranche 2 Shares are to be issued, the Approved Officers be, and they hereby are, authorized and directed to take or cause to be taken any such actions, to execute such further agreements, documents and instruments and to make such filings as may be necessary or appropriate in order to consummate the Second Private Placement and otherwise carry out the intent and accomplish the purpose of the foregoing resolutions, and all such actions heretofore taken by the officers or directors of the Company in connection therewith are hereby ratified and approved.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this written consent effective as of the date first above written.

GORES RADIO HOLDINGS, LLC
By:	/s/ Steven G. Eisner
	Name:	Steven G. Eisner
	Title:	Vice President

[Signature Page to Written Consent]